Exhibit 10.2

编号：ZGJYSZ2021-WL-004

File No：ZGJYSZ2021-WL-004

股权并购协议书

Equity Acquisition Agreement

受让方：深圳市微联金盟电子商务科技有限公司

Transferee: Shenzhen Wei Lian Jin Meng Electronic Commerce Limited

出让方一：世纪纵横投资控股（深圳）有限公司

Transferor 1: Century Zongheng Investment Holding (Shenzhen) Co., Ltd.

出让方二：朱虹(身份证号码341021199312171944)

Transferor 2： Zhu Hong (ID No. 341021199312171944)

目标公司：深圳市乃娘酒业有限公司

Target Company: Shenzhen Nainiang Wine Industrial Co., Ltd.

签订日期：2021年6月2日

Date of Signing：June 2nd，2021

1 / 27

关于深圳市乃娘酒业有限公司的股权并购协议书

Re:【Shenzhen Nainiang Wine Industrial Co., Ltd.】

Equity Acquisition Agreement

本协议由以下各方于2021年6月2日签署于广东省深圳市：

This agreement is signed by the following parties on June 2nd ,2021, in Shenzhen City of Guangdong Province:

受让方：深圳市微联金盟电子商务科技有限公司

Transferee：Shenzhen Wei Lian Jin Meng Electronic Commerce Limited

法定代表人：朱虹

Legal Representative：Zhu Hong

住所：[Redacted]

Address: [Redacted

出让方：

Transferors:

出让方一： 世纪纵横投资控股（深圳）有限公司

Transferor 1: Century Zongheng Investment Holding (Shenzhen) Co. , Ltd.

法定代表人：黄少旋

Legal Representative: Huang Shaoxuan

住所：[Redacted]

Address: [Redacted

2 / 27

出让方二：朱虹

Transferor 2: Zhu Hong

住所：[Redacted]

Address: [Redacted

身份证号：[Redacted]

ID Number: [Redacted]

目标公司：深圳市乃娘酒业有限公司 (以下简称“目标公司”)

Target Company: Shenzhen Nainiang Wine Industrial Co., Ltd. (hereinafter referred to as "the Target Company")

法定代表人：朱虹

Legal Representative：Zhu Hong

住所：[Redacted]

Address: [Redacted

在本协议中，受让方、转让方和目标公司合称“各方”，单独称“一方”。

In this agreement, the Transferee, the Transferors and the Target Company are collectively referred to as "parties" and individually as "party".

鉴于：Whereas:

1.	目标公司—深圳市乃娘酒业有限公司是一家依法设立并有效存续的有限责任公司，经营范围为电子商务平台系统的技术开发；经营电子商务；酒类技术咨询、商务信息咨询（以上均不含限制项目）；文化交流活动策划；经营进出口业务。，许可经营项目是：酒类、饮料、预包装食品（不含复热）的批发、零售。

The Target Company, Shenzhen Nainiang Wine Industrial Co., Ltd. is a limited liability company established and effectively existing, with a business scope of technology development of e-commerce platform system; operating e-commerce; alcohol technology consulting and business information consulting (excluding restricted items above); cultural exchange activities planning and import and export business. The licensed business items are: wine, drinks, pre-packaged food (excluding compound heat) wholesale and retail.

3 / 27

2.	出让方一持有目标公司51%的股权，出让方二持有目标公司49%的股权；截至本协议签署之日，目标公司在工商部门登记的注册资本为人民币5000万元。

Transferor 1 holds 51% of the equity of the Target Company, Transferor 2 holds 49% of the equity of the Target Company. As of the signing date of this Agreement, the share capital of the Target Company registered in the industrial and commercial department is RMB50,000,000.

3.	各方经协商一致，受让方收购出让方一所持目标公司51%股权以及出让方二所持目标公司48%股权，合计收购目标公司99%的股权。

The parties reached a consensus through the negotiation, Transferee acquired a 51% stake in the Target Company held by Transferor 1, as well as a 48% stake in the Target Company held by Transferor 2, the acquisition of the Target Company 99% equity in total.

4.	受让方是Fountain Healthy Aging, Inc.（简称“FHAI”）公司的全属子公司，FHAI注册于美国特拉华州，并在美国OTC粉单市场公开交易。受让方购买目标公司股权的交易对价，将采取受让方请求FHAI发行新普通股的方式向出让方支付。

The Transferee is a wholly-owned subsidiary of Fountain Healthy Aging, Inc., a Nevada (USA)-registered company that is publicly traded on the OTC Markets Group pink sheets (“FHAI”), and as consideration for the purchase of the Target Company’s equity from the Transferors, the Transferee intends to cause FHAI to issue shares of its common stock to the Transferors, as described below.

为此，各方通过友好协商，就受让方本次购买目标公司99%股权的具体事宜，以下述条款及条件签署本协议，以兹各方恪守。

For this purpose, through friendly negotiation, all parties have signed this Agreement on the following terms and conditions regarding the specific matters of Transferee's purchase of the Target Company's 99% equity.

4 / 27

第一条       定义

Article 1 Definition

1.1	为表述方便，在本协议中，除非另有说明，以下左栏所列词语具有该词语相应右栏所作表述的定义：

For the convenience of expression, in this agreement, unless otherwise stated, the words listed in the left column below shall have the same definitions as those in the corresponding right column of such words:

标的股权 Subject equity	指 :	受让方拟受让的目标公司99%的股权。 Transferee intends to purchase 99% equity of the Target Company.
本次交易 Transaction	指 :	受让方以股权购买标的股权，并请求FHAI向出让方发行新普通股以支付股权转让对价。 Transferee purchases the underlying equity and causes FHAI to issue its own shares of common stock as consideration.
先决条件 Precondition	指 :	本协议第3.1条约定的本协议生效需要满足的条件。 Conditions to be met for the effectiveness of this Agreement, as stipulated in the Article 3.1 of this Agreement.
过渡期 Transition period	指 :

自本协议签署之日至标的股权对应的股东变更为受让方的变更登记手续办理完毕之日止。

From the date of signing this agreement to the date when the registration procedures for the change of the shareholder corresponding to the subject equity to the Transferee are completed.

标的股权交割 Delivery of underlying equity	指 :	办理标的股权对应的股东变更为受让方的变更登记手续。 Handle the registration procedures for the change of the shareholder corresponding to the subject equity to the Transferee.

5 / 27

股权交割日 Equity delivery date	指 :

在本协议约定的条件满足后，标的股权对应的股东变更为受让方的变更登记手续办理完毕之日。

After the conditions specified in this Agreement are met, the date when the registration procedures for the change of the shareholder corresponding to the subject equity to the Transferee are completed.

资产净值 Net Asset Value	指 :

在特定日期，目标公司的总资产减去总负债，最终归属于股东的净资产。

Net Asset Value means the value of the total assets of the Target Company less the value of the total liabilities, other than net assets attributable to shareholders, of the Target Company, as at a specific date.

净利润 Net profit	指 :

按照中国企业会计准则编制的且经具有证券、期货业务资格的会计师事务所审计的合并报表中归属于母公司股东的扣除非经常性损益后的税后净利润。

Net profit after tax after deducting non recurring profits and losses attributable to the shareholders of the parent company in the consolidated statements prepared in accordance with Chinese accounting standards for business enterprises and audited by accounting firms qualified for securities and futures business.

税费 Taxes and administrative charges	指 :

任何及一切应缴纳的税费，包括但不限于征收、收取或摊派的任何增值税、所得税、营业税、印花税、契税或其他适用税种，或政府有关部门征收的费用。

Any and all taxes payable, including but not limited to any value-added tax, income tax, business tax, stamp tax, deed tax or other applicable taxes collected, collected or apportioned, or fees collected by relevant government departments.

美元对人民币汇率中间价 USD/CNY central parity rate	指 :

中国人民银行授权中国外汇交易中心公布的，当天银行间外汇市场美元对人民币汇率中间价。

The USD/CNY central parity rate on the interbank foreign exchange market announced by the China Foreign Exchange Trade System Under the authorization of the People’s Bank of China.

6 / 27

法律 Law	指 :

中国现行有效的法律、法规、规章或其他规范性文件，包括其不时的修改、修正、补充、解释或重新制定。

The current laws, regulations, rules or other normative documents in force in China, including its modification, amendment, supplement, interpretation or re formulation from time to time.

工作日 Weekdays	指 :	除法定节假日以外的中国法定工作时间。 China's legal working hours except legal holidays.
元 Yuan	指 :	人民币元。 CNY.

1.2	本协议各条款的标题仅为方便查阅之用，不得影响本协议的解释。

The headings of each clause of this Agreement are for convenience only and shall not affect the interpretation of this agreement.

1.3	对本协议或任何协议的提及应解释为包括可能经修订、变更或更新后的有关协议。

References to this agreement or any agreement shall be construed as including the relevant agreement as may be amended, varied or renewed.

第二条      本次交易的方案

Article 2 Scheme of this transaction

第一条

第二条

2.1	本次交易的对价：受让方将以价值人民币65,110,542.5223元（¥65,110,542.5223）的Fountain Healthy Aging, Inc. 公司新发行的普通股为对价收购目标公司99%股权，具体为：

The consideration of the transaction: The Transferee will acquire 99% of the Target Company with ordinary shares to be issued by Fountain Healthy Aging, Inc., which is equivalent to RMB65,110,542.5223 , specifically：

7 / 27

2.1.1	受让方以价值人民币33,541,794.6327元（RMB33,541,794.6327）的Fountain Healthy Aging, Inc. 公司新发行的普通股为对价受让出让方一所持目标公司51%的股权；以价值人民币31,568,747.8896元（RMB31,568,747.8896）的Fountain Healthy Aging, Inc. 公司新发行的普通股为对价受让出让方二所持目标公司48%的股权，前述对价的支付安排如下：

The Transferee shall purchase the 51% equity of the Target Company held by the Transferor 1 with ordinary shares to be issued by Fountain Healthy Aging, Inc., which is equivalent to RMB33,541,794.6327, and purchase the 48% equity of the Target Company held by the Transferor 2 with ordinary shares to be issued by Fountain Healthy Aging, Inc., which is equivalent to RMB31,568,747.8896. The payment arrangements for the aforementioned consideration are as follows：

2.1.1.1	价值人民币33,541,794.6327元的普通股由将由Fountain Healthy Aging, Inc.公司向出让方一定向发行；

Ordinary shares equivalent to RM33,541,794.6327 will be issued by Fountain Healthy Aging, Inc. directly to the Transferor 1；

2.1.1.2	价值人民币31,568,747.8896元的普通股由将由Fountain Healthy Aging, Inc.公司向出让方二定向发行；

Ordinary shares equivalent to RMB31,568,747.8896 will be issued by Fountain Healthy Aging, Inc. directly to the Transferor 2；

2.2	新发行普通股价格的确定：Fountain Healthy Aging, Inc.公司向乙方新发行普通股的价格为股权交割日前最近一次交易的价格。

Determine of the price of ordinary shares to be issued to the Transferors : The price of ordinary shares to be issued to the Transferors by Fountain Healthy Aging, Inc. will be the last trading price prior to the equity delivery date.

2.3	美元对人民币汇率的确定：股权交割日前一个交易日的美元对人民币汇率中间价。

Determine of the USD/CNY parity rate: The USD/CNY central parity rate on the last weekday prior to the equity delivery date.

2.4	本次交易实施完成后，受让方持有目标公司99%股权。

After the implementation of the transaction is completed, the Transferee will hold 99% equity of the Target Company.

8 / 27

第三条        本次交易实施的条件

Article 3 Conditions for the implementation of this Transaction

3.1	各方同意本次交易自下列先决条件全部满足之日起实施：

The parties agree that this transaction shall take effect from the date on which all of the following prerequisites are met：

3.1.1	受让方股东会审议通过本次交易；

The Transferee's Shareholders ' meeting to consider and approve the transaction；

3.1.2	目标公司股东审议通过本次交易；

Consideration and approval of this transaction by shareholders of the Target Company；

3.1.3	如本次交易实施前，本次交易适用的法律、法规予以修订，提出其他强制性审批要求或豁免部分行政许可事项的，则以届时生效的法律、法规为准调整本次交易实施的先决条件。

If, prior to the implementation of this transaction, the applicable laws and regulations of this transaction are amended, other mandatory approval requirements or exemptions from part of the administrative license matters, the laws and regulations in force at that time shall prevail in adjusting the prerequisites for the implementation of this transaction.

第四条 本次交易的相关安排

Article 4 Arrangements relating to the transaction

4.1	受让方受让出让方所持目标公司99%股权的转让对价将由FHAI向出让方发行普通股的方式支付，出让方一和出让方二内部按照其各自转股比例取得转让对价，具体为：

Transferee shall cause FHAI to issue its own shares of common stock to the Transferors as consideration of acquisition of the 99% shares of the Target Company，and Transferor 1 and Transferor 2 internally obtain transfer consideration in accordance with their respective share-to-share ratio, in particular：

第一条

第二条

第三条

第四条

4.1

9 / 27

4.1.1	在满足本协议第3.1条规定的先决条件，乙方以书面形式确认以下条件全部满足/成就，且99%标的股权交割完成之日起90个工作日内，受让方根据本协议约定，向出让方一和出让方二交付本协议约定的Fountain Healthy Aging, Inc.公司的普通股：

After meeting the preconditions specified in Article 3.1 of this agreement, the Transferors confirms in writing that all the following conditions have been met/achieved, and within 90 working days from the date of the completion of the delivery of 99% of the underlying equity, in accordance with this agreement, the Transferee shall cause FHAI deliver to Transferors the designated ordinary shares：

4.1.1.1	目标公司将其与乙方及其关联方之间的往来款项清理完毕，不存在乙方及其关联方占用目标公司款项的情形；

The Target Company cleans up the current funds between it and the Transferors and its related parties, and there is no case where the Transferors and its related parties occupy the funds of the Target Company；

4.1.1.2	目标公司取得当地税务主管部门出具的目标公司完税证明。

The Target Company obtains the tax payment certificate of the Target Company issued by the local tax authority.

第五条       滚存未分配利润

Article 5 Rollover of Unallocated Profits

5.1	各方经协商一致，同意股权交割日之前目标公司的滚存未分配利润（最终以受让方委任的审计机构确认为准）由本次交易实施后的各股东按股权比例享有，但该等滚存未分配利润的分配实施应当以不影响目标公司正常经营（受让方不再提供对目标公司的经营性借款）为前提。

The parties agree, by consensus, that the rolling unallocated profits of the Target Company (subject to the confirmation of the audit body appointed by Transferee) after the implementation of the transaction, all shareholders shall enjoy the share proportion, but the distribution of such rolling unallocated profits shall be carried out on the premise that the normal operation of the Target Company shall not be affected.

10 / 27

第六条      期间损益

Article 6 Profit and Loss during the period

6.1	各方经协商一致，同意自本协议签署之日起至股权交割日止，目标公司在此期间产生的收益或因其他原因而增加的净资产部分由受让方和出让方一、出让方二按标的股权交割后的股权比例享有；目标公司在此期间产生的亏损或因其他原因而减少的净资产部分由目标公司股东按标的股权交割后的股权比例以现金补足。

The parties agree, by consensus, that from the date of signing this agreement to the date of equity settlement, part of the net assets generated by the Target Company during this period or increased due to other reasons shall be enjoyed by the Transferee and the Transferors in accordance with the proportion of the equity after the closing of the underlying equity; part of the net assets generated by the Target Company during this period or reduced due to other reasons shall be made up by the shareholders of the Target Company in accordance with the proportion of the equity after the closing of the underlying equity.

第一条

第二条

第三条

第四条

第五条

第六条

第七条

7.1

7.2

7.3

11 / 27

第七条         过渡期相关安排

Article 7 Arrangements relating to the Transition Period

7.1	过渡期内，除非本协议另有约定或受让方书面同意，乙方保证：

During the transition period, unless otherwise agreed in this Agreement or agreed in writing by the Transferee, each Transferor represents and warrants：

7.1.1	不会改变目标公司的经营状况，并保证目标公司在过渡期内资产状况的完整性；

That it will not change the operating condition of the Target Company, and that it guarantees the integrity of the asset condition of the Target Company during the transition period.

7.1.2	以正常方式经营运作目标公司，保持目标公司处于良好的经营运行状态，保持目标公司现有的结构，未经受让方书面同意不得擅自变动中层以上管理人员（相关人员自行离职的除外），以保证目标公司的经营不受到重大不利影响；

To operate the Target Company in a normal manner, to maintain the Target Company in a good operating state, to maintain the existing structure of the Target Company, without the written consent of the Transferee may not change the middle-level or above management personnel (except for the relevant personnel who leave their posts on their own), in order to ensure that the operation of the Target Company is not subject to significant adverse effects.

7.1.3	目标公司不进行任何正常经营活动以外的异常交易或引致异常债务，不进行日常经营外的其他任何形式的担保、增加重大债务、进行重大资产处置、重组、合并或收购交易；

The Target Company does not carry out any abnormal transactions or cause abnormal debts other than normal business activities, and does not carry out any other forms of guarantee, increase major debts, carry out major asset disposal, reorganization, merger or acquisition transactions other than daily business activities;

7.1.4	及时将有关对目标公司造成或可能造成重大不利变化或导致不利于交割的任何时间、事实、条件、变化或其他情况书面通知受让方。

Promptly notify the Transferee in writing of any time, fact, condition, change or other circumstances that cause or may cause material adverse change to the Target Company or result in adverse delivery.

7.2	过渡期内，乙方名下的标的股权的股东权益受如下限制：

During the transition period, the shareholders rights and interests of the underlying equity under each Transferor's respective names are subject to the following restrictions:

12 / 27

7.2.1	未经受让方书面同意，不得进行股权转让；

No equity transfer shall be made without the written consent of the Transferee;

7.2.2	未经受让方书面同意，不得以增资或其他形式引入其他投资者；

It is not allowed to introduce other investors in the form of capital increase or other forms without the written consent of the Transferee;

7.2.3	未经受让方书面同意，不得在标的股权上设置抵押、质押、托管或设置其它负担；

Without the written consent of the Transferee, no mortgage, pledge, trusteeship or other burden shall be set on the subject equity;

7.2.4	未经受让方书面同意，不得提议及同意修改目标公司章程；

It is not allowed to propose and agree to amend the articles of association of the Target Company without the written consent of the Transferee.

7.2.5	在过渡期内，不得协商或签订与标的股权转让相冲突、或包含禁止或限制标的股权转让条款的合同或备忘录等各种形式的法律文件。

During the transitional period, it is not allowed to negotiate or sign various forms of legal documents such as contracts or memoranda that conflict with the transfer of the subject equity, or contain provisions prohibiting or restricting the transfer of the subject equity.

7.3	过渡期内，受让方名下的标的股权的股东权益受如下限制：

During the transitional period, the shareholders' equity of the underlying equity under the name of the Transferee is subject to the following restrictions:

7.3.1	未经乙方书面同意，不得进行股权转让；

Without the written consent of the Transferors, the equity shall not be transferred;

13 / 27

7.3.2	未经乙方书面同意，不得以增资或其他形式引入其他投资者；

Without the written consent of the Transferors, it is not allowed to introduce other investors in the form of capital increase or other forms;

7.3.3	未经乙方书面同意，不得在标的股权上设置抵押、质押、托管或设置其它负担；

Without the written consent of Transferors, no mortgage, pledge, trusteeship or other burden shall be set on the subject equity;

7.3.4	未经乙方书面同意，不得提议及同意修改目标公司章程；

Without the written consent of the Transferors, the Transferors shall not propose or agree to amend the articles of association of the Target Company;

7.3.5	在过渡期内，不得协商或签订与标的股权转让相冲突、或包含禁止或限制标的股权转让条款的合同或备忘录等各种形式的法律文件；

During the transitional period, it is not allowed to negotiate or sign various forms of legal documents such as contracts or memoranda that conflict with the transfer of the subject equity, or contain provisions prohibiting or restricting the transfer of the subject equity.

14 / 27

第八条      标的股权交割及其后的整合

Article 8 The settlement of the underlying equity and its integration

8.1	自本协议签订生效，且标的股权变更至受让方名下的变更登记手续办理完毕之日起，基于标的股权的一切权利义务由受让方享有和承担。

All rights and obligations based on the subject equity shall be enjoyed and undertaken by the Transferee from the date when this agreement is signed and comes into effect and the registration procedures for the change of the subject equity in the name of the Transferee are completed.

8.2	各方同意，标的股权应在本协议生效后按本协议第四条之约定完成交割。

The parties agree that the delivery of the subject equity shall be completed in accordance with Article 4 of this agreement after this agreement takes effect.

8.3	各方同意，标的股权交割同时，乙方应在包括但不限于工商行政主管部门等主管部门将目标公司的出资人登记为受让方和乙方，在所涉标的股权全部交割完毕后，同时于上述主管部门登记受让方在目标公司所持股权比例为99%。

All Parties agree, at the same time as the delivery of the underlying equity of the Target Company, each Transferor shall, including but not limited to the competent departments of industrial and commercial administration and other competent departments to register the Transferee of the Target Company as the ransferee and each Transferor, after the delivery of all the 99% equity involved, shall also register with the above competent authorities that the proportion of equity held by the Transferee in the target company is 99%.

8.4	各方同意，标的股权交割手续由乙方和目标公司负责办理，受让方应就办理标的股权交割提供必要的协助。

The parties agree that the Transferors and the Target Company shall be responsible for the delivery of the subject equity, and the Transferee shall provide necessary assistance for the delivery of the subject equity

8.5	各方同意，股权交割之日起1个月内，目标公司应经股东会决议完成目标公司章程的修改事宜。

The parties agree that within one month from the date of equity delivery, the Target Company shall complete the amendment of the articles of association of the Target Company through the resolution of the shareholders' meeting with reference to the “Subsidiary Management Regulations” formulated by the Transferee.

15 / 27

8.6	各方同意，标的股权交割后，目标公司设立董事会，董事会成员由5名董事构成，受让方委派3名董事，出让方一、出让方二各委派1名董事，目标公司财务负责人由受让方委派，委派人员负责协助目标公司按照上市公司要求规范财务管理和业务管理。各方同意，在业绩承诺期内由受让方委派的董事担任目标公司董事长，负责目标公司的全面日常经营管理。

The Parties agree that after the delivery of the Subject equity, the Target Company shall set up a board of directors, which shall be composed of five directors. The Transferee shall appoint three directors and each Transferor shall appoint one director. The financial principal of the Target Company shall be appointed by the Transferee, and the appointed personnel shall be responsible for assisting the Target Company to standardize its financial management and business management. All Parties agree that during the performance commitment period, the director appointed by the Transferee shall act as the chairman of the Target Company and be responsible for the overall daily operation and management of the Target Company. At any point after the effective date of the transfer of the Target Company equity to the Transferee, the new management of the Target Company may choose, in their sole discretion, to manage the Target Company in any manner they wish.

8.7	各方同意，标的股权交割后，乙方若在目标公司所在地开展与目标公司存在同业竞争或潜在同业竞争的业务，须事先与受让方协商并经其书面同意，否则，乙方应赔偿由此给受让方和目标公司造成的一切损失。

All parties agree, after the settlement of the underlying equity, if the Transferors carries out business with the Target Company in the location of the Target Company there is competition or potential competition with the Target Company, the Transferors must consult with the Transferee in advance and with its written consent, otherwise, the Transferors shall compensate all losses caused to the Transferee and the Target Company.

8.8	各方同意，目标公司应根据股东的决定以及公司的管理情况进行分红。

The Target Company may pay dividends as determined by the shareholders and management of the Target Company.

8.9	各方同意，受让方可向向目标公司提供贷款，但贷款年化利息不高于6%。

The Transferee may make loans to the Target Company and agrees that the annualized interest rate on such loans shall not exceed 6%.

16 / 27

第九条       档案资料及印鉴保管

Article 9 Storage of Archives and Seal

9.1	标的股权交割后，目标公司作为依法设立并有效存续、具有独立法人主体资格的性质未发生任何改变。因此，目标公司的所有档案资料及印鉴仍由其自行保管，但应符合受让方关于子公司档案资料和印鉴管理的相关规定。

After the delivery of the underlying equity, the nature of the Target Company as a legally established and effective surviving entity with the qualification of an independent legal person has not changed. Therefore, all file information and seal of the Target Company shall remain in its own custody, but shall comply with the Transferee's relevant requirements for the management of the subsidiary's file information and seal of the Transferee.

9.2	标的股权交割后，目标公司应根据受让方的要求向其提供所有档案资料以供其查阅。

Upon the delivery of the underlying equity, the Target Company shall provide all file information to the Transferee for its inspection at the request of the Transferee.

9.3	股权交割日后，保证定期提供财务报表予受让方，并配合受让方的要求查询会计账簿、凭证。

After the settlement of the shares, ensure that the financial statements are provided to the Transferee on a regular basis, and in line with the requirements of the Transferee to query the accounting books and certificates.

第十条       债权债务及人员安排

Article 10 Creditor's Rights and Liabilities and Personnel Arrangements

10.1	标的股权交割后，目标公司的独立法人地位未发生任何改变，因此，除本协议另有约定外，目标公司仍将独立享有和承担其自身的债权和债务。

After the delivery of the underlying equity, the independent legal personality of the Target Company has not changed, so, except as otherwise agreed in this agreement, the Target Company will continue to independently enjoy and bear its own claims and debts.

10.2	标的股权交割后，目标公司现有员工仍与其保持劳动关系，并不因本次交易而发生变更、解除或终止。目标公司的现有员工于股权交割日之后的工资、社保费用、福利费等员工薪酬费用仍由目标公司自行承担。

Upon the delivery of the underlying equity and for a reasonable period of time thereafter, the existing employees of the Target Company remain in labor relations with them and will not be changed, terminated or terminated as a result of this Transaction. The salary, social security expenses, welfare expenses and other employee compensation expenses of the existing employees of the Target Company after the equity settlement date are still borne by the Target Company.

17 / 27

第十一条       关于或有事项的约定

Article 11 Agreement on Contingent Matters

11.1	各方同意，目标公司改制问题，乙方承诺：若因目标公司改制存在任何争议或法律瑕疵给受让方和目标公司造成损失的，由其向受让方和目标公司作出相应补偿。

The parties agree that the Target Company restructuring problem, the Transferors undertakes: if there is any dispute or legal defects due to the Target Company restructuring to the Transferee and the Target Company caused losses, it will make appropriate compensation to the Transferee and the Target Company.

11.2	各方同意，就股权交割日前目标公司超出经营范围开展经营活动的问题，乙方承诺：若因股权交割日前目标公司的超范围经营问题给受让方和目标公司造成损失的，由其向受让方和目标公司作出相应补偿。

The parties agree that on the issue of the Target Company's business activities beyond the scope of operation before the equity delivery date, the Transferors undertakes: if the Transferee and the Target Company cause losses due to the outside-scope business problems of the Target Company before the equity delivery date, it shall make corresponding compensation to the Transferee and the Target Company.

11.3	就股权交割日前目标公司建设项目未履行环评手续和竣工验收手续的问题，乙方承诺：若因股权交割日前目标公司的环保问题给受让方和目标公司造成损失的，由其向受让方和目标公司作出相应补偿。

the Transferors undertakes to compensate the Transferee and the Target Company accordingly if the environmental protection problems of the Target Company cause losses to the Transferee and the Target Company due to the environmental protection problems of the Target Company before the equity delivery date.

11.4	各方同意，就股权交割日前目标公司缴纳企业所得税的问题，乙方承诺：若因有关税务问题给受让方和目标公司造成损失的，由其向受让方和目标公司作出相应补偿。

The parties agree that in respect of the issue of the payment of corporate income tax by the Target Company before the equity delivery date, the Transferors undertakes: if the loss is caused to the Transferee and the Target Company due to the relevant tax issues, it shall make corresponding compensation to the Transferee and the Target Company.

11.5	各方同意，就标的股权交割前目标公司未与全体员工订立劳动合同、未为全体员工足额缴纳社会保险和住房公积金问题，乙方承诺：若因前述有关劳动人事问题给受让方和目标公司造成损失的，由其向受让方和目标公司作出相应补偿。

The parties agree that in respect of the failure of the Target Company to enter into a labor contract with all employees and to pay full social insurance and housing provident fund for all employees before the delivery of the underlying equity, the Transferors undertakes: if the aforementioned labor and personnel problems cause losses to the Transferee and the Target Company, it shall make corresponding compensation to the Transferee and the Target Company.

18 / 27

第十二条       陈述、保证与承诺

Article 12 Representations, Warranties and Undertakings

12.1	乙方、目标公司在本协议签署日就本协议的签署及履行作出陈述、保证与承诺如下：The Transferors and the Target Company make representations, warranties and undertakings regarding the signing and performance of this Agreement on the date of signing of this Agreement as follows:

12.1.1	乙方系根据中国法律依法设立并有效存续的公司法人或自然人，目标公司系根据中国法律依法设立并有效存续的有限责任公司，均有权签订并履行本协议；

Each Transferor is a corporate person or natural person established and effective existence in accordance with Chinese law, and the Target Company is a limited liability company established and effective existence in accordance with Chinese law.

12.1.2	乙方、目标公司保证其向受让方及其聘请的中介机构提供的资料、文件及数据均是真实、准确、完整的，并无任何隐瞒、遗漏、虚假或误导之处；

Each Transferor and the Target Company guarantee that the information, documents and data provided to the Transferee and its hired intermediaries are true, accurate and complete, and there is no concealment, omission, false or misleading.

12.1.3	乙方保证标的股权不存在任何权属纠纷或潜在权属纠纷，标的股权上不存在其他任何质押、查封、冻结或其他任何限制转让的情形；

Each Transferor guarantees that there is no ownership dispute or potential ownership dispute on the underlying equity, and that there is no other pledge, seal, freeze or any other restriction on the transfer of the underlying equity.

12.1.4	乙方保证，不存在任何以委托持股、信托持股或其他类似的方式为他人代持目标公司股权的情形；

Each Transferor warrants that there is no case of holding shares in the Target Company on behalf of others by entrusting shares, trust shares or other similar means.

12.1.5	乙方保证，除本协议第12条约定的或有事项外，目标公司已取得开展经营所必需的全部经营资质，若因目标公司在股权交割日前经营合规性方面存在瑕疵导致本次交易终止或标的股权交割后导致目标公司受到行政处罚并因此给受让方和目标公司造成任何损失的，乙方应向受让方和目标公司进行补偿；

Each Transferor warrants that, in addition to the contingent items specified in Clause 12 of this Agreement, the Target Company has obtained all the operating qualifications necessary to carry out business, if the Target Company due to defects in the operational compliance of the equity delivery date leads to the termination of this Transaction or after the delivery of the underlying equity leads to the Target Company subjected to administrative penalties and thus cause any losses to the assignee and the Target Company, each Transferor shall compensate the assignee and the Target Company.

12.1.6	乙方保证，若因目标公司股权交割日前资产方面存在瑕疵或发生任何权属纠纷导致受让方和目标公司遭受损失的，乙方应向受让方和目标公司进行补偿；

Each Transferor warrants that if the Transferee or the Target Company suffer losses due to defects in the assets of the Target Company or any ownership dispute before the delivery date of the equity of the Target Company, each Transferor shall compensate the Transferee or the Target Company for any and all losses.

19 / 27

12.1.7	乙方保证，目标公司自成立以来未受到税务、国土、房产、卫生、环保、劳动与社会保障等行政主管部门的其他行政处罚，目标公司也不存在因税务、国土、房产、卫生、环保、劳动与社会保障等原因而应承担其他法律责任的情形；如因存在上述问题，相应的责任和后果全部由乙方承担，并保证受让方和目标公司不因此遭受损失；

Each Transferor guarantees that the Target Company has not been subject to other administrative penalties by the administrative departments such as tax, land, real estate, health, environmental protection, labor and social security since its inception, and that the Target Company does not have other legal responsibilities due to tax, land, real estate, health, environmental protection, labor and social security and other reasons; if the above-mentioned problems exist, the corresponding responsibilities and consequences shall be borne by each Transferor jointly and severally, and ensure that the assignee and the Target Company.

12.1.8	乙方保证，已向受让方全面、真实披露目标公司负债、或有负债情况，除此之外，目标公司存在其他债务、或有负债的，由乙方承担一切法律责任，其中包括补偿受让方和目标公司因此遭受的损失；

Each Transferor warrants that the Target Company's liabilities and contingent liabilities have been fully and truthfully disclosed to the Transferee. In addition, if the Target Company has other debts and contingent liabilities, the Transferors shall bear all legal responsibilities, including compensating the Transferee and the Target Company for the losses suffered as a result；

12.1.9	乙方保证，目标公司不存在尚未了结的诉讼、仲裁、行政处罚或者任何纠纷；

Each Transferor warrants that there are no pending litigation, arbitration, administrative penalties or any disputes with the Target Company.

12.1.10	乙方保证，目标公司在本协议签署日不存在其他任何正在执行或尚未执行的合作、承包、出租及托管协议；

Each Transferor warrants that the Target Company does not have any other cooperation, contracting, leasing and escrow agreements that are being executed or have not yet been executed at the date of signing this Agreement；

12.1.11	乙方保证，目标公司不存在对外担保情形；

Each Transferor guarantees that there is no external guarantee for the Target Company；

12.1.12	在标的股权交割之后任何时间，若因股权交割日之前既存的事实或状态导致目标公司出现诉讼、任何债务、或有债务、应付税款、行政处罚、违约责任、侵权责任及其他责任或损失、或上述情形虽发生在股权交割日前但延续至股权交割日之后，均由乙方在接到受让方书面通知后负责处理，若因此给受让方、目标公司造成任何损失，乙方应向受让方、目标公司作出全额补偿，补偿范围包括但不限于受让方、目标公司直接经济损失（罚金、违约金、补缴款项等）及受让方、目标公司为维护权益支付的律师费、公证费等所有合理费用；

At any time after the delivery of the underlying equity, if any litigation, any debt, contingent debt, taxes payable, administrative penalties, liability for breach of contract, tort liability and other liability or loss due to the facts or state existing before the delivery date of the underlying equity, or the above circumstances, although occurred before the delivery date of the underlying equity, but extended to the delivery date of the underlying equity, Each Transferor shall be responsible for processing after receiving the written notice of the Transferee, Each Transferor shall make full compensation to the Transferee, the Target Company, including but not limited to Direct economic losses (fines, liquidated damages, compensations, etc.) and all reasonable costs such as attorney's fees and notary fees paid by the Transferee and the Target Company for the protection of rights and interests.

20 / 27

12.1.13	乙方内部之间就乙方在本协议项下的承诺、保证及义务互负连带保证责任；

Each Transferor shall be jointly and severally liable for Each Transferor's commitments, guarantees and obligations under this Agreement.

12.1.14	乙方保证，目标公司截止本协议签署之日登记的股东与其原股东之间不存在任何权属纠纷，目标公司的所有资产均系由乙方投入或目标公司自身经营产生，不存在任何第三方对目标公司的股权或资产享有任何权益或权利；如有任何第三方对目标公司的股权或资产主张权益并由此给受让方、目标公司造成任何损失，乙方应向受让方、目标公司作出全额补偿，补偿范围包括但不限于受让方、目标公司直接经济损失及受让方、目标公司为维护权益支付的律师费、公证费等所有合理费用；

Each Transferor warrants that there is no ownership dispute between the shareholders registered at the date of signing of this agreement between the Target Company and its original shareholders, all assets of the Target Company are invested by Each Transferor or the Target Company's own business, there is no third party to enjoy any rights or rights to the equity or assets of the Target Company; if any third the Target Company claims rights and interests in the equity or assets of the Target Company and Legal fees, notary fees and other reasonable fees paid by the rights and interests.

12.1.15	乙方确认，目标公司经营所需的生产设备、办公设备等所有资产均来自于目标公司。乙方保证，目标公司已经支付了购买该等生产设备、办公设备等所有资产的对价，该等生产设备、办公设备等所有资产均已合法归属于目标公司所有并交付给目标公司使用，目标公司无需向出资人/举办人支付任何费用，不存在任何第三方对该等生产设备、办公设备等所有资产享有权益和权利；如有任何第三方对目标公司的生产设备、办公设备等所有资产主张权益并由此给受让方、目标公司造成任何损失，乙方应向受让方、目标公司作出全额补偿，补偿范围包括但不限于受让方、目标公司直接经济损失及受让方、目标公司为维护权益支付的律师费、公证费等所有合理费用；

Each Transferor confirmed that all assets such as production equipment and office equipment required for the operation of the Target Company came from the Target Company. Each Transferor warrants that the Target Company has paid the consideration for the purchase of all assets such as production equipment, office equipment, etc., all assets such as production equipment, office equipment, etc. have been legally owned by the Target Company and delivered to the Target Company for use, the Target Company does not need to pay any fees to the funder/organizer, there is no third party to enjoy the rights and interests of all assets such as production equipment, office equipment, etc. The scope of compensation includes, but is not limited to, the direct economic losses of the Transferee, the Target Company and all reasonable costs such as attorney's fees, notary fees paid by the Transferee and the Target Company for the protection of rights and interests.

21 / 27

12.1.16	[Section intentionally left blank.]

12.1.17	乙方、目标公司承诺，如果知悉发生任何情况致使任何其作出的陈述和保证在任何方面变得不真实、不完整、不准确或具误导性，其将立即以书面形式通知受让方。

Each Transferor and the Target Company undertake to inform the Transferee in writing immediately if they know of any situation that makes any statement and guarantee made by them untrue, incomplete, inaccurate or misleading in any respect.

12.2	受让方就本协议的履行作出陈述、保证与承诺如下：

The Transferee represents, warrants and undertakes to perform this Agreement as follows:

12.2.1	受让方是一家根据中国法律依法设立并有效存续的公司，有权签订并履行本协议；

The Transferee is a company established and existing in accordance with the laws of China and has the right to sign and perform this agreement;

12.2.2	向乙方、目标公司提供的资料、文件及数据均是真实、准确、完整的，并无任何隐瞒、遗漏、虚假或误导之处；

The materials, documents and data provided to the Transferors and the Target Company are true, accurate and complete without any concealment, omission, falsehood or misleading;

12.2.3	依照本协议约定按期足额支付股权交易对价；

In accordance with the provisions of this Agreement, the consideration of the equity transaction shall be paid in full and on time;

12.2.4	如果知悉发生任何情况致使任何其作出的陈述和保证在任何方面变得不真实、不完整、不准确或具误导性，其将立即以书面形式通知乙方、目标公司。

If it is aware of any situation that makes any statement and guarantee made by it untrue, incomplete, inaccurate or misleading in any respect, it will immediately notify the Transferors and the Target Company in writing.

22 / 27

第十三条       税费

Article 13 Taxes and administrative charges

13.1	因本次交易产生的各种税费，由各方依据相关法律法规及政策性规定各自承担和缴纳。

All taxes and fees arising from this transaction shall be borne and paid by each party in accordance with relevant laws, regulations and policy provisions.

第十四条       保密

Article 14 Secrecy

14.1	各方确认，对本次交易采取严格的保密措施，除非根据法律、法规的规定或者履行本次交易所必需，不得向任何其他第三方披露本次交易的情况。

All parties confirm that they shall take strict confidentiality measures for this transaction, and shall not disclose this transaction to any other third party except in accordance with the provisions of laws and regulations or as necessary for the performance of this exchange.

14.2	各方确认，本次交易过程中知悉的有关对方的商业秘密应采取严格的保密措施。All parties confirm that strict confidentiality measures shall be taken for the trade secrets of the other party known in the course of this transaction.

第十五条      违约责任

Article 15 Liability for breach of contract

15.1	本协议签订后，除不可抗力原因以外，任何一方不履行或不及时、不适当履行本协议项下其应履行的任何义务，或违反其在本协议项下作出的任何陈述、保证或承诺，应按照法律规定承担相应法律责任。

After the signing of this agreement, except for force majeure, any party who fails to perform or fails to timely and properly perform any of its obligations under this agreement, or violates any of its representations, guarantees or commitments under this Agreement shall bear corresponding legal liabilities in accordance with the law.

23 / 27

15.2	如果因法律法规或政策限制，或其他因本协议任何一方不能控制的原因，导致标的股权不能按本协议的约定转让的，不视为任何一方违约。

If the subject equity cannot be transferred according to the agreement due to the limitation of laws, regulations or policies, or other reasons beyond the control of either party, it shall not be deemed as any party's breach of contract.

15.3	如因任何一方不履行或不及时履行、不适当履行本协议项下其应履行的任何义务，导致本协议目的无法达成的，守约方有权解除本合同，违约方给其他各方造成损失的，应足额赔偿损失金额(包括但不限于律师费、诉讼费及调查取证费等)。

If the purpose of this agreement cannot be achieved due to either party's failure to perform or timely or improper performance of any of its obligations under this agreement, the observant party shall have the right to terminate this contract. If the breaching party causes losses to other parties, it shall make full compensation for the amount of losses (including but not limited to attorney's fees, litigation fees, investigation and evidence collection fees, etc.)

15.4	本次交易实施的先决条件满足后，受让方及其指定的主体未能按照本协议约定支付交易对价的，每逾期一日，应当以本次交易的标的股权的评估值(65,110,542.5223元)为基数，按照本协议签订之日全国银行间贷款市场公布的同期一年期贷款市场报价利率（LPR）上浮10%计算违约金支付给乙方(但由于乙方或目标公司的原因导致逾期付款的除外)。

After the preconditions for the implementation of this transaction are met, if the Transferee and its designated entity fail to pay the transaction consideration in accordance with this agreement, the assessed value of the subject equity of this transaction(RMB65,110,542.5223) shall be taken as the base for each overdue day, the penalty shall be paid to the Transferors in accordance with the 10% increase in the quoted interest rate(LPR) of the one-year loan market published by the National Interbank Loan Market on the date of signing of this Agreement (except for late payments due to the Transferors or the Target Company).

15.5	本次交易实施的先决条件满足后，乙方违反本协议的约定，未能按照本协议约定的期限办理完毕标的股权交割，每逾期一日，应当以本次交易的标的股权的评估值(76539435.49元)为基数，按照本协议签订之日全国银行间贷款市场公布的同期一年期贷款市场报价利率（LPR）上浮10%计算违约金支付给受让方(但由于受让方或主管部门的原因导致逾期办理标的股权交割的除外)。

After the preconditions for the implementation of this transaction are met, If the Transferors violates this Agreement and fails to complete the delivery of the target equity within the time limit specified in this agreement, the assessed value of the target equity of this transaction (76539435.49 yuan) shall be taken as the base for each overdue day, the penalty shall be calculated and paid to the Transferee in accordance with the 10% increase in the quoted interest rate(LPR) of the one-year loan market published by the National Interbank Loan Market on the date of signing of this Agreement (except for the late delivery of the subject equity due to the reason of the Transferee or the competent department).

15.6	除本协议另有约定外，协议任何一方违反本协议中约定的承诺与保证的，应当赔偿守约方全部损失(包括但不限于合理的律师费、诉讼费及调查取证费等)。Unless otherwise agreed in this agreement, if any party violates the promise and guarantee agreed in this agreement, it shall compensate the observant party for all losses (including but not limited to reasonable lawyer's fees, litigation costs, investigation and evidence collection fees, etc.)

24 / 27

第十六条       协议生效及排他性

Article 16 Effectiveness and exclusivity of the agreement

16.1	本协议经各方签字盖章后成立，并在满足本协议第3.1条约定的本次交易实施的先决条件后即时生效。

This Agreement shall be established after being signed and sealed by all parties, and shall take effect immediately after meeting the preconditions for the implementation of this transaction as stipulated in Article 3.1 of this agreement.

16.2	各方同意，如本协议任何条款所约定的权利或义务仅涉及本协议的部分主体的，经该等条款所涉及的主体书面签署同意，可对该等条款作出修订，该等条款未涉及的其他主体对此无异议。

The parties agree that if the rights or obligations stipulated in any clause of this agreement only involve part of the main body of this agreement, such clause can be amended with the written signed consent of the main body involved in such clause, and other parties not involved in such clause have no objection.

16.3	除本协议另有约定外，各方经协商一致，可以书面形式解除本协议。

Unless otherwise agreed in this agreement, the parties may terminate this agreement in writing by consensus.

16.4	过渡期内，如受让方发现目标公司存在未披露重大事项或存在未披露重大或有风险，导致目标公司的经营发生重大不利变化的，受让方有权单方解除本协议终止本次交易，并根据本协议的约定追究违约责任，要求赔偿包括但不限于为筹划本次交易发生的中介机构服务费、差旅费等实际经济损失。

During the transitional period, if the Transferee finds that the Target Company has not disclosed major events or has not disclosed major or potential risks, which leads to significant adverse changes in the operation of the Target Company, the Transferee has the right to unilaterally terminate this agreement, terminate this transaction, and investigate the liability for breach of contract according to the agreement, and claim compensation, including but not limited to the intermediary service fee, service fee and compensation for the planning of this transaction Travel expenses and other actual economic losses.

25 / 27

第十七条       其他

Article 17 Miscellaneous

17.1	凡因本协议所发生的或与本协议有关的任何争议，各方应争取以友好协商方式迅速解决。若协商未能解决时，提交深圳国际仲裁院依据该院届时现行有效的仲裁规则仲裁解决，裁决为终局，对双方均有约束力。仲裁费用由败诉方承担。

Any dispute arising out of or in connection with this Agreement shall be resolved promptly by friendly negotiation. If the negotiation fails to resolve, it shall be submitted to the Shenzhen International Arbitration Court (SIAC) for arbitration, in accordance with the arbitration rules in force at that time, and the award shall be final and binding on both parties. The costs of arbitration shall be borne by the losing party.

17.2	本协议一式五份，受让方、出让方一、出让方二、目标公司各执一份，剩余一份用于办理有关手续，每份具有同等法律效力。

This agreement is made in quintuplicate, with the Transferee, the Transferor 1, the Transferor 2 and the Target Company holding one copy respectively. The remaining one copy is used for handling relevant procedures, and each copy has the same legal effect.

17.3	各方同意，本协议签订生效后，因实际需要而修改的公司章程、为办理工商登记手续而签署的简版股权转让协议（如有）及其他相关文件与本协议相关条款不一致的，以本协议为准，除非本协议当事人另行签订补充协议.

All parties agree that after this agreement is signed and comes into effect, if the articles of association, the simplified equity transfer agreement (if any) and other relevant documents amended due to actual needs are inconsistent with the relevant provisions of this agreement, this Agreement shall prevail, unless the parties to this agreement sign a supplementary agreement.

26 / 27

（本页无正文，为协议签署页）

(There is no text on this page, which is the signing page of the agreement)

受让方(the Transferee)：

深圳市微联金盟电子商务科技有限公司Shenzhen Wei Lian Jin Meng Electronic Commerce Limited

法定代表人或授权代表(签字)

( Legal representative or authorized representative (signature)：

出让方一(the Transferor 1)：

世纪纵横投资控股（深圳）有限公司Century Zongheng Investment Holding (Shenzhen) Co. , Ltd.

法定代表人或授权代表(签字)

( Legal representative or authorized representative (signature)：

出让方二(签字) (the Transferor 2(signature)：朱虹【Zhu Hong】

目标公司(the Target Company)：

深圳市乃娘酒业有限公司Shenzhen Nainiang Wine Industrial Co., Ltd.

法定代表人或授权代表(签字)

( Legal representative or authorized representative (signature)：

27 / 27